                                                               FILED PURSUANT TO
                                                        RULE 424 (b) (3) AND (c)
                                                              FILE NO. 333-38528

                              CV THERAPEUTICS, INC.

                          $196,250,000 PRINCIPAL AMOUNT
             4 3/4% CONVERTIBLE SUBORDINATED NOTES DUE MARCH 7, 2007
                                       AND
          SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES

                ------------------------------------------------

         This Prospectus Supplement relates to resales by selling security holders of our 4 3/4% Convertible Subordinated Notes due March 7, 2007 and shares of our common stock into which the notes are convertible.

         This Prospectus Supplement should be read in conjunction with the Prospectus dated June 29, 2000, (the "Prospectus") which is to be delivered with this Prospectus Supplement.

         SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE NOTES OR OUR COMMON STOCK.

                ------------------------------------------------

         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                ------------------------------------------------















           The date of this Prospectus Supplement is January 31, 2001.

     The information in the table appearing in the Prospectus under the heading "Selling Security Holders" is superseded by the information appearing in the following table:


                                                  PRINCIPAL
                                                   AMOUNT         COMMON STOCK
                                                  OF NOTES         ISSUABLE                    NOTES OWNED    COMMON STOCK
                                                BENEFICIALLY          UPON         COMMON         AFTER        OWNED AFTER
                                                  OWNED AND        CONVERSION       STOCK       COMPLETION     COMPLETION
NAME                                              OFFERED(1)      OF THE NOTES     OFFERED      OF OFFERING    OF OFFERING
-----------------------------------------       --------------    ------------     -------     ------------   -------------
AAM/Zazove Institutional Income Fund,
L.P.                                              $   650,000         10,181        10,181              0              0
ABN AMRO Incorporated                               1,000,000         15,664        15,664              0              0
Aftra Health Fund                                     750,000         11,748        11,748              0              0
AL-Bank AL-Saudi AL-Alami Saudi
International Bank                                    750,000         11,748        11,748              0              0

AIG SoundShore Holdings Ltd.                        2,520,000         39,473        39,473              0              0
AIG SoundShore Opportunity Holding
Fund Ltd.                                           3,410,000         53,414        53,414              0              0
AIG SoundShore Strategic Holding Fund
Ltd.                                                  977,000         15,303        15,303              0              0
Alta Partners Holdings, LDC                         4,500,000         70,488        70,488              0              0
Argent Classic Convertible Arbitrage
Fund L.P.                                           2,500,000         39,160        39,160              0              0
Argent Classic Convertible Arbitrage
Fund (Bermuda) L.P.                                 3,000,000         46,992        46,992              0              0
Arthur D. Little Employee Investment
Fund                                                  700,000         10,964        10,964              0              0
Aventis Pension Master Trust                          149,000          2,333         2,333              0              0
Bancroft Convertible Fund, Inc.                       250,000          3,916         3,916              0              0
The Bank of New York, as Trustee                    1,100,000         17,230        17,230              0              0
The Bank of New York, Trustee for
     Mark T. Ewing                                     50,000            783           783              0              0
Bankers Trust Co. Trustee for
     DaimlerChrysler Corp. Emp.#1
     Pension Plan dtd 4/1/89                        4,470,000         70,018        70,018              0              0
Bear Stearns & Co., Inc.                            1,000,000         15,664        15,664              0              0
BNP Arbitrage SNC                                  11,250,000        176,221       176,221              0              0
BNP Cooper Neff Convertible
     Strategies Fund, L.P.                            750,000         11,748        11,748              0              0
Boilermaker-Blacksmith Pension Trust                  870,000         13,627        13,627              0              0
Boulder II Limited                                  1,500,000         23,496        23,496              0              0
Brown & Williamson Tobacco Master
Retirement Trust                                      250,000          3,916         3,916              0              0
CALAMOS Convertible Fund - CALAMOS
     Investment Trust                               1,100,000         17,230        17,230              0              0
CALAMOS Convertible Portfolio -
     CALAMOS Advisors Trust                            25,000            391           391              0              0
CALAMOS Global Growth and Income Fund
     - CALAMOS Investment Trust                       160,000          2,506         2,506              0              0
CALAMOS Growth and Income Fund -                                                                        0
     CALAMOS Investment Trust                         620,000          9,711         9,711                             0

                                                  PRINCIPAL
                                                   AMOUNT         COMMON STOCK
                                                  OF NOTES         ISSUABLE                    NOTES OWNED    COMMON STOCK
                                                BENEFICIALLY          UPON         COMMON         AFTER        OWNED AFTER
                                                  OWNED AND        CONVERSION       STOCK       COMPLETION     COMPLETION
NAME                                              OFFERED(1)      OF THE NOTES     OFFERED      OF OFFERING    OF OFFERING
-----------------------------------------       --------------    ------------     -------     ------------   -------------
Champion International Corporation
     Master Retirement Trust                          400,000          6,265         6,265              0              0
City of Albany Pension Plan                            85,000          1,331         1,331              0              0
City of Knoxville Pension System                      200,000          3,132         3,132              0              0
The Common Fund FAO Absolute Return
Fund                                                  400,000          6,265         6,265              0              0
Credit Suisse First Boston Corporation              7,200,000        112,781       112,781              0              0
DeepRock & Co.                                        715,000         11,199        11,199              0              0
Delta Airlines Master Trust                         1,600,000         25,062        25,062              0              0
Deutsche Bank Securities, Inc.                     18,440,000        288,847       288,847              0              0
Diane D. Goodrich                                      50,000            783           783              0              0
Donaldson, Lufkin & Jenrette
Securities Corp.                                    3,450,000         54,041        54,041              0              0
Douglas D. Duke                                        25,000            391           391              0              0
The Dow Chemical Company Employees'
     Retirement Plan                                1,700,000         26,629        26,629              0              0
Duckbill & Co.                                      1,285,000         20,128        20,128              0              0
Ellsworth Convertible Growth and
     Income Fund, Inc.                                250,000          3,916         3,916              0              0
The Fondren Foundation                                 55,000            861           861              0              0
Franklin and Marshall College                         330,000          5,169         5,169              0              0
Greek Catholic Union II                                10,000            156           156              0              0
Hare and Company (nominee for the
     Bank of New York as investment
     advisor)                                         235,000          3,681         3,681              0              0
Hare and Company (nominee for the
     Bank of New York as trustee)                   1,100,000         17,230        17,230              0              0
Helix Convertible Opportunities Fund
Ltd.                                                1,230,000         19,266        19,266              0              0
Helix Convertible Opportunities L.P.                2,370,000         37,124        37,124              0              0
Hull Overseas, Ltd.                                   500,000          7,832         7,832              0              0
JP Morgan Securities, Inc.                          5,635,000         88,267        88,267              0              0
James H. Hamersley Rev. Trust UA
6/23/99                                                30,000            469           469              0              0
Julius Baer Securities                                650,000         10,181        10,181              0              0
KBC Financial Products                              3,000,000         46,992        46,992              0              0
Kettering Medical Center Funded
     Depreciation Account                              55,000            861           861              0              0
Knoxville Utilities Board Retirement
     System                                           140,000          2,192         2,192              0              0
Lincoln National Convertible
Securities Fund                                     3,500,000         54,824        54,824              0              0
Lipper Convertibles, L.P.                          11,000,000        172,306       172,306              0              0
Lord Abbott Bond Debenture Fund                     2,000,000         31,328        31,328              0              0

                                                  PRINCIPAL
                                                   AMOUNT         COMMON STOCK
                                                  OF NOTES         ISSUABLE                    NOTES OWNED    COMMON STOCK
                                                BENEFICIALLY          UPON         COMMON         AFTER        OWNED AFTER
                                                  OWNED AND        CONVERSION       STOCK       COMPLETION     COMPLETION
NAME                                              OFFERED(1)      OF THE NOTES     OFFERED      OF OFFERING    OF OFFERING
-----------------------------------------       --------------    ------------     -------     ------------   -------------
Mainstay Convertible Fund                           2,000,000         31,328        31,328              0              0
Mainstay Strategic Value Fund                         200,000          3,132         3,132              0              0
Merrill Lynch, Pierce, Fenner &
     Smith, Incorporated                           18,409,000        288,358       288,358              0              0
Michael FT Maude Discretionary Trust                   10,000            156           156              0              0
Morgan Stanley Dean Witter
Convertible Securities Trust                        1,500,000         23,496        23,496              0              0
New York Life Separate Account #7                   1,500,000         23,496        23,496              0              0
Norwalk Employees Pension Plan                        800,000         12,531        12,531              0              0
Onex Industrial Partners Limited                    2,500,000         39,160        39,160              0              0
Pebble Capital Inc.                                 1,000,000         15,664        15,664              0              0
Pell Rudman Trust Company                           1,720,000         26,942        26,942              0              0
Penn Treaty Network America Insurance
     Company                                          440,000          6,892         6,892              0              0
Port Authority of Allegheny County
     Retirement and Disability
     Allowance Plan for the Employees
     Represented by Local 85 of the
     Amalgamated Transit Union                        835,000         13,079        13,079              0              0
President and Fellows of Harvard
     College                                        4,000,000         62,656        62,656              0              0
R(2) Investments, LDC                              42,000,000        657,894       657,894              0              0
Robertson Stephens                                  2,500,000         39,160        39,160              0              0
RS Midcap Opportunities Fund                        1,000,000         15,664        15,664              0              0
San Diego County Employees Retirement
Association                                         1,253,750         19,638        19,638              0              0
Silvercreek Limited Partnership                     1,000,000         15,664        15,664              0              0
SPT                                                   650,000         10,181        10,181              0              0
State Street Bank Custodian for GE
     Pension Trust                                  2,365,000         37,045        37,045              0              0
The Sylvan C. Coleman Foundation                       70,000          1,096         1,096              0              0
Tribeca Investments LLC                            38,495,000        602,991       602,991              0              0
Unifi, Inc. Profit Sharing Plan and
     Trust                                             90,000          1,409         1,409              0              0
United Capital Management, Inc.                       250,000          3,916         3,916              0              0
United Food and Commercial Workers
     Local 1262 and Employers Pension
     Fund                                             225,000          3,524         3,524              0              0
Van Waters & Rogers, Inc. Retirement
     Plan (f.k.a. Univar Corporation)                 260,000          4,072         4,072              0              0
White River Securities, LLC                         1,000,000         15,664        15,664              0              0
Zurich HFR Master Hedge Fund Index
Ltd.                                                  200,000          3,132         3,132              0              0

(1) Amounts indicated may be in excess of the total amount registered due to sales or transfers exempt from the registration requirements of the Securities Act since the date upon which the selling holders provided to us the information regarding their notes.